May 16, 2012

FINANCING AGREEMENT

     This Financing Agreement between Canterbury Resources, Inc., a Nevada corporation (the “Company”) and Hartford Equity Inc. (“Hartford”), sets forth the proposed terms for an investment in the Company (this “Agreement”).

1.

The Company desires to raise up to $2,000,000 through the sale of shares of its common stock at $0.50 per share and warrants to purchase one (1) share of common stock of the Company with an exercise price of $0.75 per share and a term of 18 months (the “Financing”). These securities will not be registered and will be subject to Rule 144 under the Securities Act of 1933, as amended.

2.

Hartford will purchase $300,000 of shares of common stock of the Company under the Financing promptly after execution of this Agreement. Additionally, Hartford agrees to either (i) invest an additional $1,700,000 in the Financing, or (ii) assist the Company in securing a portion of such Financing from alternate sources within the time period specified by the Company to meet its funding obligations. For the avoidance of doubt, in the event that Hartford is unable to secure financing from alternate sources, Hartford will either (i) invest the amount agreed upon, or (ii) will fund the missing amount itself. The investor providing such Financing will provide all information regarding such investor as may be required for the Company to comply with all applicable securities or other laws relating to the private placement of securities, including, as applicable, an accredited investor questionnaire, a Regulation S questionnaire and representations required under the United States Patriot Act.

3.	In the event Hartford assists the Company in securing the Financing from other sources, Hartford will not be entitled to any finder’s fee or other compensation for such service.

4.	The Company and Hartford acknowledge and agree that there are no intended third party beneficiaries of this Agreement.

5.

This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada, and each party separately and unconditionally subjects itself to the jurisdiction of any court of competent authority in the State of Nevada. This Agreement may be executed in counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.

6.	Hartford warrants that it has the capacity to fully fulfill its financial obligations under this Agreement.

CANTERBURY RESOURCES, INC.

By:	Address:
Name:
Title:

The foregoing terms of this Agreement are hereby accepted.

HARTFORD EQUITY INC.

By:	Address:
Name:
Title: